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                   PROLER INTERNATIONAL CORP.
                1993 INCENTIVE COMPENSATION PLAN

                            ARTICLE I

                           DEFINITIONS

     As used in this Plan, the following capitalized terms have the meanings hereinafter set forth, unless the context reasonably requires different meaning.

     1.1  Award.  "Award" means the amount determined under Section 5.2.

     1.2 Beneficiary. "Beneficiary" means a person designated by the Participant, in accordance with Section 6.5, to receive any portion of any Award distributable under the Plan on account of the death of the Participant.

     1.3  Board.  "Board" means the Board of Directors of the Company.

     1.4  Code.  "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 Committee. "Committee" means the Compensation Committee of the Board.

     1.6 Company. "Company" means Proler International Corp., a Delaware corporation, or any successor which assumes the Plan.

     1.7 Company Stock. "Company Stock" shall mean shares of the Company's common stock, $1.00 par value, including those reserved under Section 2.2 for issuance in connection with any stock payment under Section 6.3.

     1.8 Disability. "Disability" means a physical or mental impairment that, in the discretion of the Committee, prevents the Participant from performing the material duties of his Employment with the Company or a Subsidiary.

     1.9 Effective Date. "Effective Date" means May 10, 1993, the effective date of the Plan.

     1.10 Employee. "Employee" means a key Employee of the Company or of any designated Subsidiary.

     1.11 Employment. "Employment" means employment by the Company or a Subsidiary. In this regard, neither the transfer of a Participant from employment by the Company to employment by a Subsidiary nor the transfer of a Participant from Employment by a Subsidiary to employment by the Company shall be deemed to be a termination of Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement.

     1.12 Incentive Designation. "Incentive Designation" means a separate written notice prepared each year by the Committee for each Participant that (i) is subject to the terms and provisions of the Plan, (ii) is signed by a member of the Committee, and (iii) contains the Participant's Individual Incentive Goals for the Year and the Participant's minimum, target and maximum Award for the Year.

     1.13 Individual Incentive Goal. "Individual Incentive Goal" or "Goal" means a performance objective for the Year that is prescribed for a Participant by the Committee and set out in the Participant's Incentive Designation.

     1.14 Market Price. "Market Price" means the daily reported closing price per share of Common Stock on the New York Stock Exchange for the day upon which the Market Price is to be determined or the last preceding trade date if no trading of the Company Stock occurs on the date for which the Market Price is to be determined. In the event the Company Stock is no longer publicly traded, the Market Price of the Company Stock as of a particular date shall be determined using such method as shall be determined by the Committee.

     1.15 Participant. "Participant" means each Employee of the Company or a Subsidiary who at any time during the Year is selected by the Committee to participate in the Plan.

     1.16 Plan. "Plan" means the Proler International Corp. 1993 Incentive Compensation Plan, as set forth herein, and as it may hereafter be amended from time to time.

     1.17 Subsidiary. "Subsidiary" means any wholly-owned subsidiary of the Company or of any wholly-owned subsidiary thereof or any other corporation or business venture in which the Company owns, directly or indirectly, a significant financial interest if the Committee designates such corporation or business venture to be a Subsidiary for the purposes of this Plan for any Year, and if the board of directors (or equivalent governing authority) of such corporation or business venture consents to being designated as a Subsidiary.

     1.18 Year. "Year" means the twelve-month period corresponding to the fiscal year of the Company.


                           ARTICLE II

                PURPOSE AND COMPANY STOCK RESERVE
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     2.1 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company, motivate key Employees to achieve strategic, financial and operating objectives, reward improvement in financial performances, offer a total compensation package that is competitive in the industry thus permitting the Company to attract and retain superior personnel for positions of substantial responsibility, and to provide key Employees with an additional incentive to contribute to the success of the Company.

     2.2 Company Stock Reserve. A Company Stock reserve shall be established to which shall be credited 100,000 shares of Company Stock. In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Company Stock reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the distribution of shares as Awards hereunder, this reserve shall be reduced by the number of shares so distributed, and upon the reacquisition of any shares hereunder, the reserve shall be increased by such number of shares and such reacquired shares shall again be subject to distribution under the Plan. In the discretion of the Committee, distributions of shares of Company Stock may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares distributed in accordance with the Plan shall be fully paid and nonassessable shares and free from preemptive rights.


                           ARTICLE III

                         ADMINISTRATION

     3.1 Composition of the Committee. The Plan shall be administered by the Committee. The members of the Committee shall be "disinterested persons" as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule. The Committee shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee.

     3.2 Administration by Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among Employees the ones to whom and the times at which Awards may be made. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret and construe the Plan, to prescribe, amend, and rescind rules relating to it, to determine the provisions of Incentive Designations, and to make all other determinations, including factual determinations, that the Committee deems to be necessary or advisable in its discretion for the administration of the Plan and the Awards made hereunder.
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     3.3 Action by Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Committee. In addition, the Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

     3.4 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by any officer of the Company, the Company's legal counsel or the Company's independent accountants in connection with the administration of the Plan shall be deemed to have been taken in good faith.


                           ARTICLE IV

                          PARTICIPATION

     4.1 Participation. For each Year, the Committee shall select those Employees of the Company or a Subsidiary who shall be Participants. Selected Employees shall be notified in writing as early as reasonably practical before or during each Year. An Employee shall be a Participant in the Plan only with respect to each Year for which he has been selected by the Committee and selection as a Participant in one Year does not guarantee selection in any subsequent Year. The Committee may withdraw its approval of an Employee's participation at any time during the Year and, in such event, the Employee will not be entitled to an Award hereunder for that Year, unless the Committee determines otherwise in its discretion.


                            ARTICLE V

                       AWARD DETERMINATION

     5.1 Assignment of Individual Incentive Goals. As early as practical before or during each Year, the Committee shall, in its discretion, assign Individual Incentive Goals for each Participant, which Goals shall be incorporated into an Incentive Designation for the Participant. An Individual Incentive Goal shall either be (i) a specific job assignment or a quantitative financial performance objective for the Year or (ii) a subjective and qualitative assessment made by the Committee concerning the Participant's overall performance level and his particular contributions to the Company's success during the Year.

     The Committee shall assign such percentage weight factors to the Individual Incentive Goals as it considers appropriate in its discretion, and such factors shall also be incorporated into the Participant's Incentive Designation. The total of the percentage weight factors shall be 100%.
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     An appropriate performance range shall be established by the Committee for each Individual Incentive Goal and incorporated into the Participant's Incentive Designation. The key performance points are as follows:

     (a) Minimum Performance. The minimum performance level below which the Individual Incentive Goal will not be achieved. Performance at this level would earn the minimum portion of the Award that is allocated to the particular Individual Incentive Goal being evaluated.

     (b) Target Performance. The performance level chosen for the Year as the desired and expected level of performance. The target performance shall be set at a challenging but realistically achievable level. Performance at this level would earn the target portion of the Award that is allocated to the particular Individual Incentive Goal being evaluated.

     (c) Maximum Performance. The performance level chosen for the Year that would be exceptional or significantly beyond the target level. Performance at this level would earn the maximum portion of the Award that is allocated to the particular Individual Incentive Goal being evaluated.

     All determinations concerning the extent to which any Goal has been achieved shall be made by the Committee in its discretion. The Committee shall have the power to add, delete or modify Individual Incentive Goals, and their corresponding weighted percentages, at any time during a Year in its discretion in order to reflect organizational, financial, and business strategy objectives.

     5.2 Award Determination. The Incentive Designation shall incorporate a minimum, target and maximum Award, expressed as percentages of the Participant's annual base salary for the Year, which percentages shall be determined in the discretion of the Committee, provided that such percentages shall be less than 100% of the Participant's annual base salary. As soon as practical after the end of a Year, the Committee shall determine the actual amount of the Award, if any, payable to the Participant based on its determination of the extent to which the Participant has achieved his Individual Incentive Goals for the Year and the percentage weighting factors that are assigned to each such Goal.

     5.3 Effect of Awards on Shareholder Status. No Participant shall have rights as a shareholder with respect to shares of Company Stock payable under the Plan until issuance of a certificate or certificates for such shares. Accordingly, no Participant shall have any right to vote, sell, exchange, transfer, pledge, hypothecate, dispose of or otherwise exercise any rights of a shareholder with respect to Company Stock allocated under Section 6.3 to an Award until issuance of a certificate or certificates for such shares.


                           ARTICLE VI

                   DISTRIBUTIONS AND PAYMENTS
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     6.1 Payor of Awards. Subject to the following provisions hereof, any Award payable under the Plan with respect to a Participant for a given Year shall be the obligation of, and paid by, the Company.

     6.2 Cash Payment. Seventy-five percent (75%) of the Award is to be paid by the Company to the Participant in the form of a single sum payment in cash as soon as administratively practicable following the last day of the Year; provided, however, the Committee reserves the right to change, in its discretion, at any time and from time to time, the percentage of Awards payable in cash, provided that in the case of an Award included in an Incentive Designation that has been delivered to a Participant, the Participant is notified of any such change prior to his receipt of the Award. The Company shall deduct from the portion of the Award that is paid in cash any taxes required to be withheld for federal, state or local taxes.

     6.3  Stock Payment

          (a) Amount, Vesting, Timing of Payment of Company Stock. Twenty-five percent (25%) of the Award is to be paid in the form of Company Stock; provided, however, the Committee reserves the right to change or to eliminate, in its discretion, at any time and from time to time, the percentage of Awards payable in Company Stock, provided that (i) the percentage payable in Company Stock does not exceed 50% and (ii) in the case of an Award included in an Incentive Designation that has been delivered to a Participant, the Participant is notified of any such change prior to his receipt of the Award. The number of shares of Company Stock shall be determined by dividing the portion of the Award payable in Company Stock by the Market Price of the Company Stock on the first day of the Year to which the Award pertains; provided, however, that for the year ending January 31, 1994 such number of shares of Company Stock shall be determined by dividing the portion of the Award payable in Company Stock by the Market Price of the Company Stock on the date the Plan is approved by the Committee. Subject to Sections 6.4, 6.5 and 6.6, the shares of Company Stock determined in accordance with the immediately preceding sentence shall vest thirty-three and 1/3 percent (33.33%) on each anniversary of the last day of the Year to which the Award pertains as long as the Participant remains in Employment on each such anniversary date. Subject to Sections 6.4, 6.5 and 6.6, in the event that a Participant fails to be in Employment on an anniversary date, any nonvested shares of Company Stock shall be forfeited, in which event such shares shall become available for any other stock payment due to any Participant who is or may become entitled to a stock payment under the Plan. Subject to Section 6.3(c) and Section 6.3(d), vested shares of Company Stock, but not any shares of Company Stock which are not vested, shall be paid by the Company as soon as administratively practicable following each anniversary of the last day of the Year to which an Award pertains, commencing with the first anniversary of the last day of such Year and continuing with each anniversary thereafter on which the Participant is in Employment, until all vested shares of Company Stock payable under the Plan with respect to each Award have been paid to the Participant entitled thereto.

          (b) Adjustments for Changes in the Company's Capital Structure. In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then allocated for the stock payment portion of an Award shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. In the event any such transaction shall result in holders of Common Stock acquiring the right to receive other securities or other property in addition to or in lieu of Common Stock, the Committee may make such adjustments or take such action as, in its discretion, it deems appropriate to reflect such transaction.

          (c) Obligation to Issue Company Stock. The Company shall not be required to issue any shares of Company Stock if the issuance of such shares would, in the opinion of legal counsel for the Company, constitute a violation by the Participant, the Company or a Subsidiary of any provisions of any law or regulation of any governmental authority, including the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). Specifically, the Company shall not be required to issue shares of Company Stock unless either (i) a registration statement under the Securities Act is in effect with respect to such shares, (ii) the Committee has received an opinion of counsel, in form and substance satisfactory to it, or other evidence satisfactory to it, to the effect that such registration is not required and that such shares may be resold or transferred by the Participant without such a registration statement being in effect, or (iii) the Committee has received evidence satisfactory to it to the effect that the Participant is acquiring such shares for investment and not with a view to the distribution thereof and unless the certificate issued representing such shares bears, in addition to any other legends deemed advisable by counsel, the following legend:

               The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.

     Any determination in this connection by the Committee shall be final, binding and conclusive. At such time as a registration statement under the Securities Act is in effect with respect to any shares of Company Stock represented by certificates bearing the above legend or at such time as, in the opinion of counsel, such legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended). The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares of Company Stock to comply with any law or regulation of any governmental authority.

          (d) Withholding. The Committee may require the Participant or Beneficiary to pay to the Company an amount equal to any federal, state or local taxes (which the Committee deems necessary or appropriate to be withheld in connection with the issuance of Company Stock) in such forms of payment as may be permitted by the Committee. In the event that Participant or Beneficiary does not pay the Company the amount required for withholding taxes, the employer (for payroll tax purposes) of the Participant shall have the right to withhold such amount from any sum payable, or to become payable, to the Participant. The Committee, in its discretion, may institute procedures for withholding of shares of Company Stock to be delivered to the Participant in order to satisfy applicable tax withholding requirements, but only to the extent that such tax withholding procedures, in the opinion of legal counsel, comply with applicable tax and securities laws and regulations.

     6.4 Retirement of Participant. In the event that a Participant should retire for age from Employment at or after the date on which he attains the age of 65 years ("Retirement Date"), any non-vested portion of any Award previously granted to the Participant shall continue to vest and become payable to the Participant as provided in Section 6.3(a) to the same extent as if the Participant had remained in Employment and, in the event that the Participant should die or incur a Disability after his Retirement Date, but before any previously granted Award becomes 100% vested, such Award shall become 100% vested and nonforfeitable as of the date of death or Disability and shall thereafter be payable as described in Sections 6.5 and 6.6. Notwithstanding the immediately preceding sentence, a Participant shall not continue to accrue vesting of non-vested shares awarded if the Committee determines, in its discretion, that the Participant has engaged in conduct which is detrimental to, or in competition with, the Company or any of its Subsidiaries or affiliates.

     6.5 Death of Participant. Upon the death of a Participant, any non-vested portion of an Award previously granted to the Participant shall become 100% vested and nonforfeitable. In the event of a Participant's death during a Year, the Committee in its discretion shall determine what portion of an Award for the Year, if any, shall be granted with respect to Participant's completed performance of services for that Year. Each Participant shall have the right to designate a Beneficiary to receive any Award payable at the death of Participant, and to specify the time and manner of payment thereof to such Beneficiary in accordance with rules established by the Committee. The designation of Beneficiary shall be delivered in writing to the Committee, or such representative thereof as the Committee may designate, and may be changed at any time by written notice delivered to the Committee or its representative. If no such designation of Beneficiary is delivered by a Participant to the Committee or its delegate, or if all of the designated Beneficiaries have predeceased the Participant or otherwise cease to exist, any Award payable, in whole or in part, at the death of Participant shall be paid to the legal representative of the Participant's estate in a single payment of cash and Company Stock as soon as administratively practicable following the death of Participant. Notwithstanding Sections 6.2 and 6.3(a), in the event of the Participant's death, any payment hereunder that would otherwise be made in Company Stock may be made in cash in the discretion of the Committee.

     6.6 Disability. Upon a termination of his Employment due to Disability, any non-vested portion of an Award previously granted to the Participant shall become 100% vested and nonforfeitable. In the event of Participant's termination of Employment due to Disability during a Year, the Committee in its discretion shall determine what portion of an Award for the Year, if any, shall be granted with respect to Participant's completed performance of services for that Year. Any Award payable, in whole or in part, on the date of termination of Employment due to Disability shall be paid to the Participant (or to his guardian or legal representative, if applicable) in a single payment of cash and Company Stock as soon as administratively practicable thereafter. Notwithstanding Sections 6.2 and 6.3(a), in the event of the Participant's Disability, any payment hereunder that would otherwise be made in Company Stock may be made in cash in the discretion of the Committee.

     6.7 Forfeiture. Except as provided in Sections 6.5 and 6.6, until such time as the full amount of his Award has been actually distributed to the Participant, his right to receive any unpaid or unvested amount thereof shall be wholly contingent and shall be forfeited if, prior to the payment thereof, the Participant at any time prior to his termination of Employment with the Company or a Subsidiary for any reason, voluntary or involuntary, should engage in conduct which is determined by the Committee to be detrimental to, or in competition with, the Company or any of its Subsidiaries or affiliates.

     6.8 Nonalienation of Benefits. Interests of Participants in this Plan or in any securities to be issued pursuant to this Plan are not transferable by the Participant other than in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall, in the discretion of the Committee, cease and terminate.


                           ARTICLE VII

              TERMINATION OR AMENDMENT OF THE PLAN

     7.1 Termination or Amendment. The Committee may modify, revise or terminate this Plan at any time and from time to time; provided, however, that any such amendment to the Plan that would require the vote or approval of a specified percentage of the Company's stockholders in order to assure that the Plan complies with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, shall only be made upon obtaining such required stockholder vote, or taking such other action in connection with such amendment as the Board deems advisable to operate the Plan in accordance with Rule 16b-3 or any successor or similar rule.

     7.2 Cancellation Following Award. Termination or amendment of the Plan shall not adversely affect rights or obligations under the Plan with respect to any vested portion of Awards, unless the consent of the affected Participant or Beneficiary is obtained.


                          ARTICLE VIII

                          MISCELLANEOUS

     8.1 Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation for Employees.

     8.2 Powers of the Company. The existence of outstanding and unpaid Awards under the Plan shall not affect in any way the right or power of the Company or any Subsidiary to make or authorize any adjustments, recapitalization, reorganization or other changes in the Company's or Subsidiary's capital structure or in its business, or any merger or consolidation of the Company or any Subsidiary, or any issue of bonds, debentures, common or preferred stock, if applicable, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

     8.3 Dissolution, Sale of Assets, Merger of the Company; Change in Control. Should the Company (or any successor thereto) elect to dissolve, enter into a sale of substantially all its assets, or enter into any merger, consolidation or reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume the Plan, the Plan shall terminate with respect to the Company or any Subsidiary (or any successor thereto) on the earlier of the date of closing or the effective date, whichever may be applicable, of such transaction and the full amount of any non-vested portion of Awards previously granted to a Participant shall become 100% vested and non-forfeitable and shall be promptly paid to each such Participant (or Beneficiary) in a single lump sum payment of cash and/or Company Stock. Any payment hereunder that would otherwise be made in Company Stock may be made in cash in the sole discretion of the Committee.

     Notwithstanding anything to the contrary contained in this Plan, in the event of a change in control of the Company, as defined below, any non-vested portion of an Award previously granted to a Participant shall become 100% vested and non-forfeitable upon (i) the termination of the Participant's employment by the Company following such change in control or (ii) the voluntary resignation of the Participant as a result of a substantial diminution of the Participant's duties and responsibilities or compensation following such change in control. For purposes of this provision, a change in control of the Company shall mean:
(i) the merger or consolidation of the Company with another company in which the Company is the surviving entity and those persons who are holders of common stock of the Company immediately prior to the consummation of such transaction will not, immediately after the consummation thereof, be in control of the surviving or successor entity; or (ii) the acquisition by any individual, corporation, partnership, trust, entity or other person or any group thereof of the beneficial ownership (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of voting securities representing 51% or more of the combined voting power of the Company's then outstanding voting securities; or (iii) the acquisition by any individual, corporation, partnership, trust, entity or other person or any group thereof of the beneficial ownership (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of voting securities representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities and the reconstitution of the Board of Directors of the Company such that a majority of the directors are the nominees of such person or group.

     8.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary.

     8.5 Plan Not a Contract. Neither this Plan nor any Incentive Designation shall be deemed to constitute a contract between the Company, a Subsidiary and any Participant or to be in consideration of or an inducement for the Employment of any Participant or Employee. Nothing contained in this Plan or any Incentive Designation shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or any Subsidiary or affiliate of the Company or to interfere with the right of the Company or any Subsidiary or affiliate of the Company to discharge any Participant or Employee at any time with or without cause, regardless of the effect which such discharge shall have upon him as a Participant of the Plan .

     8.6 Liability of Employer. Each Participant, Beneficiary or any other person who claims any benefit under this Plan shall be entitled to look only to the Participant's employer for satisfaction or payment of such benefit.

     8.7 Payment of Plan Expenses. The Company will pay all expenses that may arise in connection with the administration of this Plan.

     8.8 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions thereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

     8.9 Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

     8.10 Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas without regard to the conflicts of law provisions thereof, to the extent federal law does not preempt Texas law.

     8.11 Severability. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     8.12 No Guarantee of Tax Consequences. Neither the Company, Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person participating or eligible to participate in this Plan.

     8.13 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company or a Subsidiary shall be entitled to use the address of a Participant as it appears in the personnel records of his employer. Any person entitled to notice hereunder may waive such notice.

     8.14 Stockholder Approval. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the stockholders holding at least a majority of the Common Stock present or represented and entitled to vote at a duly held stockholders' meeting of the Company, and no shares of Company Stock shall be issued under the Plan until such approval has been secured.